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                                                                   EXHIBIT 14(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this Post-Effective Amendment No. 5 to the Registration Statement under the Securities Act of 1933, as amended, filed on Form N-6 (File No. 333-82611) for the Nationwide Provident VLI Separate Account A (formerly Providentmutual Variable Life Separate Account), of the following reports:

     1. Our report dated January 18, 2002 on our audits of the financial statements of Providentmutual Life and Annuity Company of America as of December 31, 2001 and for each of the two years in the period ended December 31, 2001.

     2. Our report dated January 18, 2002 on our audits of the financial statements of the Providentmutual Variable Life Separate Account (comprising twenty-seven subaccounts) for the year ended December 31, 2001.

     We also consent to the reference to our Firm under the caption "Experts".


/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
April 24, 2003